SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 23, 2000 (June 19, 2000)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                   001-14195                     65-0723837
       --------                   ---------                     ----------
(State or Other Jurisdiction     (Commission                   (IRS Employer
    of Incorporation)            File Number)                Identification No.)




       116 Huntington Avenue
       Boston, Massachusetts                                     02116
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets.

The following information serves to update the status of the AirTouch transaction as previously disclosed in the Current Reports on Form 8-K filed by American Tower Corporation (the "Company") on January 31, 2000, March 14, 2000 and May 23, 2000:

On June 19, 2000 the Company leased 200 additional towers and paid total cash consideration of approximately $76.2 million under the terms of the Agreement to Sublease, dated as of August 6, 1999 by and among AirTouch Communications, Inc., the other parties named therein as sublessors, the Company and American Tower, L.P. ("ATLP"). The Company financed the transaction through borrowings under its credit facility.

Item 5.  Other Events.

On May 26, 2000, the Company filed a registration statement (File No. 333-37988) on Form S-3 with the Securities and Exchange Commission (the "Commission") relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $1.0 billion of securities of the Company (the "Registration Statement"). On June 7, 2000, the Commission declared the Registration Statement effective. In connection with the Registration Statement, the Company is filing a form of underwriting agreement as part of this Form 8-K to be used in connection with certain offerings and sales under the Registration Statement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         Exhibit 1.1       Form of Underwriting Agreement

         Exhibit 10.1 Agreement to Sublease, dated as of August 6, 1999 by and among AirTouch Communications, Inc., the other parties named therein as sublessors, the Company and ATLP.*


* Filed as Exhibit 10.1 from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               AMERICAN TOWER CORPORATION
                               (Registrant)


Date: June 23, 2000            By:/s/ Justin D. Benincasa
                                  Name: Justin D. Benincasa
                                  Title: Vice President and Corporate Controller